News Release

American Homes 4 Rent Announces Amended Unsecured Credit Facilities

AGOURA HILLS, Calif., July 6, 2017—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high quality single-family homes for rent, today announced that on June 30, 2017, the Company and its operating partnership, American Homes 4 Rent, L.P. (the “Borrower”) amended their $1 billion credit agreement with a syndicate of banks led by Wells Fargo Bank, National Association, as Administrative Agent and lender, and JPMorgan Chase Bank, N.A., Bank of America, N.A., Compass Bank, PNC Bank, National Association, U.S. Bank National Association, City National Bank, Goldman Sachs Bank USA, Morgan Stanley Bank N.A., Associated Bank, National Association, and Citibank, N.A., as lenders.
“We are pleased to announce these changes to our credit facilities, which recognize our investment grade credit ratings from Moody’s and Standard & Poor’s and substantially lower our cost of borrowing under our bank facilities,” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “In addition, the unsecured credit facilities provide us with a more flexible corporate borrowing structure. We appreciate the ongoing strong support from our bank group and believe the changes to our credit facilities reflect their continued confidence in our future.”
The amended credit agreement provides for an $800 million revolving credit facility and a $200 million term loan facility. The revolving credit facility has an initial maturity date of June 30, 2021 and may be extended for two six month extentions at the Borrower’s option if certain conditions are met. The term loan facility matures on June 30, 2022. As of June 30, 2017, $92 million was outstanding under the revolving credit facility and $200 million was outstanding under the term loan facility.
The interest rate on the amended revolving facility is at either LIBOR plus a margin ranging from 0.825% to 1.55% or a base rate (generally determined according to a prime rate or federal funds rate) plus a margin ranging from 0.00% to 0.55%.  Loans under the term loan facility accrue interest at either LIBOR plus a margin ranging from 0.90% to 1.75% or a base rate plus a margin ranging from 0.00% to 0.75%.  In each case, the actual margin is determined based on the Company’s credit ratings in effect from time to time.
About American Homes 4 Rent

American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing, and operating attractive, single-family homes as rental properties. As of March 31, 2017, we owned 48,336 single-family properties in selected submarkets in 22 states.

Additional information about American Homes 4 Rent is available on our website www.americanhomes4rent.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our belief that the amendment to the credit facilities will provide us with a more flexible borrowing structure and substantially lower our borrowing costs. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company's management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and in the Company’s subsequent filings with the SEC.

Contact:
American Homes 4 Rent
Investor Relations
Phone: (855) 794-2447
Email: investors@ah4r.com